UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2015

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.
On September 16, 2015, The LGL Group, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders (the "Annual Meeting").
The following matters were submitted to a vote of the Company's stockholders at the Annual Meeting: (i) the election of seven directors to serve until the Company's 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) the ratification of the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015; and (iii) to vote on a non-binding advisory resolution to approve the compensation of the Company's named executive officers.  The number of shares of the Company's common stock outstanding and eligible to vote as of July 31, 2015, the record date of the Annual Meeting, was 2,652,779.
Each of the matters submitted to a vote of the Company's stockholders at the Annual Meeting was approved by the requisite vote of the Company's stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:
Nominee	For	Withheld	Broker Non-Votes
Michael J. Ferrantino, Sr.	1,191,896	5,948	1,188,440
Timothy Foufas	1,195,061	2,783	1,188,440
Marc Gabelli	1,185,454	12,390	1,188,440
Patrick J. Guarino	1,002,274	195,570	1,188,440
Donald H. Hunter	1,196,609	1,235	1,188,440
Manjit Kalha	1,188,619	9,225	1,188,440
Antonio Visconti	1,191,667	6,177	1,188,440

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of McGladrey LLP	2,383,935	2,269	85	−

Proposal	For	Against	Abstain	Broker Non-Votes
To vote on a non-binding advisory resolution to approve the compensation of the Company's named executive officers	1,057,685	126,309	13,955	1,188,440

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 17, 2015	THE LGL GROUP, INC.

	By:	/s/ Patti A. Smith
		Name:	Patti A. Smith
		Title:	Chief Financial Officer